UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 19, 2009

Walter Investment Management Corp.
(Exact name of registrant as specified in its charter)

Maryland	6789	13-3950486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Boulevard, 4th Floor
Tampa, FL 33607-5724
(813) 871-4811
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 18, 2009, the Compensation and Human Resources Committee of the Board of Directors of Walter Investment Management Corp. (the “Company”) approved a grant of options and equity awards to certain of the Company’s executive officers, as described below, conditional upon the ratification of the grant of awards by the Company’s full Board of Directors, including at least a majority of its independent directors, which occurred on May 19, 2009.
     On May 19, 2009, certain executive officers of the Company were awarded restricted stock units of the Company (each an “Executive RSU”), the amounts of which are set forth on the chart below with respect to those executive officers for whom disclosure is required hereunder, and the terms of which awards were pursuant to the 2009 Long Term Incentive Plan of the Company (the “2009 LTIP”). The Executive RSUs granted to each executive officer of the Company will vest in equal installments on the first, second and third anniversary of the date of grant. The settlement date for each of the Executive RSUs is May 19, 2012, and each such Executive RSU vested on such date will be paid out with a single share of common stock of the Company. As a result of the Executive RSUs, each executive receiving Executive RSUs will be entitled to receive cash payments equivalent to any dividend paid to the holders of common stock of the Company, but they will not be entitled to any voting rights otherwise associated with the Executive RSUs. Generally, all restrictions on an Executive RSU will lapse and the Executive RSU will vest in its entirety immediately upon the occurrence of a change in control (as defined in the 2009 LTIP). Unvested Executive RSUs are subject to forfeiture upon termination of service of the executive (unless due to death or disability, in which case all restrictions on any such Executive RSUs will lapse and the Executive RSUs will vest in their entirety). The foregoing description is qualified in its entirety by the form of Executive RSU Award Agreement, filed as Exhibit 10.1 hereto, and the form of the 2009 LTIP, filed as Exhibit 10.2 hereto, respectively, each of which is incorporated herein by reference.
     On May 19, 2009, certain executive officers of the Company were awarded nonqualified options to acquire common stock of the Company (“Executive Options”), the amounts of which are set forth on the chart below with respect to those executive officers for whom disclosure is required hereunder, and the terms of which awards were pursuant to the 1999 Equity Incentive Plan of the Company (the “1999 EIP”) and the 2009 LTIP, as indicated below. The Executive Options granted to each executive officer of the Company will vest and become exercisable in equal installments on the first, second and third anniversary of the date of grant. The exercise price of $13.37 for each of the Executive Options was determined based on the mean of the high and low sales prices for a share of common stock of the Company as reported by the NYSE Amex on the date of grant. Generally, the Executive Options will vest in their entirety and become exercisable immediately upon the occurrence of a change in control (as defined in the 1999 EIP or the 2009 LTIP, as applicable). Unvested Executive Options are subject to forfeiture upon termination of service of the executive (unless due to death or disability, in which case all such Executive Options will vest in their entirety and become exercisable). The foregoing description is qualified in its entirety by the form of the Nonqualified Option Award Agreement under the 1999 EIP, filed as Exhibit 10.3 hereto, and the 2009 LTIP and the 1999 EIP, filed as Exhibits 10.2 and 10.4 hereto, respectively, each of which is incorporated herein by reference.

Name and Principal Position	Executive RSUs	Executive Options

Mark J. O’Brien, Chairman, Chief Executive Officer	63,606	75,450	(1)

Charles E. Cauthen, President, Chief Operating Officer	42,404	50,300	(2)

Kimberly A. Perez, Vice President, Chief Financial Officer and Treasurer	23,852	28,294	(3)

John A. Burchett, Vice President of Advisory Services, President of Hanover Division	5,300	56,588	(3)

(1)	Includes 50,000 Executive Options awarded under the 1999 EIP and 25,450 Executive Options awarded under the 2009 LTIP.

(2)	Includes 50,000 Executive Options awarded under the 1999 EIP and 300 Executive Options awarded under the 2009 LTIP.

(3)	Awarded under the 1999 EIP.

Item 9.01 Exhibits
(d) Exhibits

Exhibit
No.	Note	Description
10.1	(1)	Form of Executive RSU Award Agreement
10.2	(2)	The 2009 Long-Term Equity Incentive Plan of Walter Investment Management Corp.
10.3	(1)	Form of Nonqualified Option Award Agreement
10.4	(3)	The Walter Investment Management Corp. 1999 Equity Incentive Plan

		Notes
	(1)	Filed herewith.
	(2)	Incorporated by reference to Exhibit 10.65 to Walter Investment Management’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Securities and Exchange Commission on May 15, 2009.
	(3)	Incorporated by reference to Exhibit 10.4.2 to Walter Investment Management’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Securities and Exchange Commission on May 15, 2009.

          SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.
Date: May 26, 2009	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary